                          SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)of the Securities Exchange Act of 1934

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                                              (as permitted by Rule 14a-6(e)(2))
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[_]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Umpqua Holdings Corporation
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               (Name of Registrant as Specified in Its Charter)

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     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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                          UMPQUA HOLDINGS CORPORATION
                               445 S.E. Main St.
                            Roseburg, Oregon 97470
              ---------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 25, 2001
              ---------------------------------------------------

To the shareholders of Umpqua Holdings Corporation:

     Notice is hereby given that the annual meeting of  shareholders of Umpqua
Holdings Corporation will be held at the Roseburg Country Club located at 5051
Garden Valley Road,  Roseburg,  Oregon, on Wednesday,  April 25, 2001, at 6:00
p.m. for the following purposes:

     (1)  To elect three  directors to serve  three-year  terms or until their successors are duly elected and qualified; and

     (2)  To  transact  such other  business as may  properly  come before the meeting or any adjournments thereof.

     Only  shareholders  of record at the close of business on March 23, 2001, are entitled to vote at the meeting or any adjournments thereof.

     Further  information  regarding  voting  rights  and the  business  to be transacted at the meeting is given in the accompanying  proxy  statement.  The officers and  directors  who serve you  genuinely  appreciate  your  continued
interest as a shareholder in our growth and development.

March 27, 2001

                      BY ORDER OF THE BOARD OF DIRECTORS

                                 /s/ Julie M. Ryan

                                 Julie M. Ryan
                              Corporate Secretary

                            YOUR VOTE IS IMPORTANT
                            ----------------------

     You are  cordially  invited to attend the meeting.  It is important  that your shares be represented  regardless of the number you own. Even if you plan to be present,  you are urged to complete,  sign,  date and promptly return the attached proxy using the envelope provided.  If you attend the meeting and you are the record holder of your shares, you may vote either in person or by your proxy.  If you are the record holder of your shares, any proxy given may be revoked by you in writing or in person at any time prior to the  exercise  thereof.  Attendance  at the meeting will not, of itself, revoke a previously given proxy.

                          UMPQUA HOLDINGS CORPORATION
                               445 S.E. Main St.
                            Roseburg, Oregon 97470

                                PROXY STATEMENT

     This  proxy   statement  is  being   furnished  in  connection  with  the
solicitation  by the Board of  Directors  of Umpqua  Holdings  Corporation  of
proxies to be used at the annual meeting of  shareholders  scheduled for April
25, 2001. This proxy statement and the enclosed form of proxy are being mailed to  shareholders  on or about March 27,  2001,  together  with our 2000 Annual
Report to  Shareholders.  On November 30, 2000,  Umpqua  Holdings  Corporation
completed a merger (the "Merger") with VRB Bancorp.

     Only the holders of common  stock as shown on our records as of March 23,
2001, are entitled to notice of, and to vote at, the meeting. A quorum for the purpose of transacting business requires the presence,  in person or by proxy, of the holders of a majority of the outstanding  shares.  An abstention from a given matter will not affect the presence of the shares as to determination of a quorum.  At the close of business on March 15, 2001,  there were  14,393,383 shares of common stock issued and outstanding,  with each share being entitled to one vote. In the election of directors,  each share is entitled to one vote for each director  position to be filled,  and shareholders may not accumulate votes.

     The  Board of  Directors  is  soliciting  proxies  in the form  enclosed.
Execution  of a proxy  will  not in any way  affect a  shareholder's  right to attend  the  meeting  and vote.  A proxy may be  revoked by a holder of record prior to its  exercise at the meeting by  presenting  a proxy  bearing a later date or submitting a written revocation to Julie M. Ryan, Corporate Secretary, at Umpqua Holdings Corporation,  445 S.E. Main St., Roseburg, Oregon, prior to commencement  of the  meeting,  or by oral  request or  submission  of such an instrument of revocation at the meeting if the  shareholder  is present at the meeting. However, a shareholder who attends the meeting need not revoke his or her proxy and vote in person  unless he or she wishes to do so.  Attendance at the meeting will not, of itself, revoke a proxy.

     If your  shares are held by a broker,  bank or other  nominee (in "street name"), you must give voting  instructions to that nominee. If your shares are held in street  name,  you must  contact the  nominee  holder of the shares to revoke a proxy or to change your vote.  You will not be able to vote or revoke a proxy at the meeting if your shares are held in street name.

     If a proxy in the  enclosed  form is executed  and  returned,  the shares represented will be voted according to your  instructions.  If no instructions are  given,  the proxy  will be voted FOR the  election  of the  nominees  for directors,  and in the proxy holder's discretion on any other matters that may properly come before the shareholders at the meeting.

     Umpqua   Holdings   Corporation   will  bear  the  cost  of  this   proxy
solicitation. We do not expect to pay any compensation for the solicitation of proxies,  but may reimburse  brokers and other persons  holding stock in their names,  or in the names of  nominees,  for their  expenses  in  sending  proxy
material  to  principals  and  obtaining   their   proxies.   In  addition  to
solicitation  of  proxies  by  mail,  we may  also use  officers  and  regular employees  to  solicit  proxies  from  shareholders,  either  in  person or by telephone, fax, or letter, without extra compensation.

                            BUSINESS OF THE MEETING

Agenda Item 1.  Election of Directors

     Umpqua  Holdings  Corporation's  Articles  of  Incorporation  and  Bylaws
provide that  directors  are elected to serve  staggered  three-year  terms of office. The Articles of Incorporation of Umpqua Holdings Corporation establish the number of  directors  between 6 and 19, with the exact  number to be fixed from time to time by resolution of the Board of Directors.  Upon completion of the  Merger,  the Board of  Directors  of the Company  was  increased  to, and currently consists of, eleven persons. Directors are elected by a plurality of votes,  and  shareholders are not entitled to accumulate votes in the election of directors.

     As of the annual  meeting,  three  directors are completing  their terms.
These  positions  are open for election.  The Board is  nominating  Raymond P.
Davis, David B. Frohnmayer, and William A. Haden for reelection to a term that will  expire  in three  years.  Each of the  nominees  currently  serves  as a director of both Umpqua Holdings Corporation and Umpqua Bank.

     It is the  intention  of the  persons  named in the proxy to vote FOR the election of the nominees  listed  above.  If any nominee is not  available for election,  the proxy will be voted by the  individuals  named in the proxy for such substitute  nominee as the Board may designate.  Management has no reason to believe any nominee will be unavailable.

     The Board recommends a vote FOR the election of all nominees.

Information Regarding Directors and Executive Officers

         Directors

     Each director also serves as a director of Umpqua Bank. The age, business experience,  and position of each of the  nominees for director and  directors currently serving is as follows:

     Scott Chambers, age 41, has served as a Director since 1999. Mr. Chambers
is   President  of  Chambers   Communication   Corp.   of  Eugene,   Oregon--a
telecommunications  company that owns and operates cable  television  systems, network broadcast  television  stations,  a film and video production company, and an interest in a computer  animation  company.  Mr. Chambers serves on the
Executive  Board for  CableLabs  and is a board member of the  National  Cable
Television Association.

     James D. Coleman,  age 62, has served as a Director since the merger with
VRB  Bancorp on December 1, 2000.  Mr.  Coleman  served as Chairman of the VRB
Board of Directors,  and was  previously a founding  director of Medford State
Bank,  which VRB acquired in 1987.  He is  President  and owner of Crater Lake
Motors, a Ford and Mercedes automobile dealership in Medford, Oregon.

     Raymond  P.  Davis,  age 51,  serves  as  Director,  President  and Chief
Executive  Officer of the Company.  Mr. Davis has served as Director of Umpqua
Bank since June, 1994, and previously  served as President and Chief Executive
Officer of Umpqua Bank. Prior to joining Umpqua Bank in 1994, he was President of US Banking  Alliance in Atlanta,  Georgia,  a bank consulting  firm. He has over 20 years experience in banking and banking related industries.

     Ronald O. Doan,  age 56, has served as a Director  since  1995.  Mr. Doan currently  is  the  Operations  Officer  for  Cow  Creek  Government  Offices.
Previously,  Mr. Doan served as the General Business Director of Pacific Power and Light Co., an electric  utility  company,  for Mid and Southern Oregon and
Northern  California.  Mr.  Doan has 31 years of  management,  sales and human resources experience.  He served as President of the Douglas County Industrial
Development Board and Roseburg Area Chamber of Commerce.

     Michael  Donovan,  age 50, has served as a Director since the merger with
VRB  Bancorp.  Mr.  Donovan  served as a  director  of VRB from 1997 until the merger.  He is co-owner  of  Chateaulin  Restaurant  & Wine Shoppe in Ashland,
Oregon.

     John O.  Dunkin,  age 62, has served as a Director  since the merger with
VRB Bancorp. Mr. Dunkin served as Vice Chairman of the VRB Board of Directors.
He is Chief  Executive  Officer of Grants Pass  Moulding,  Rogue Valley Sash &
Door, and Pacific Lumber, all located in Grants Pass, Oregon.

     Allyn C. Ford,  age 59,  serves as Chairman of the Board of Directors and has served as a Director since 1971. Mr. Ford is President and General Manager of Roseburg Forest Products, a company located in Roseburg,  Oregon, that is a fully  integrated  wood products  manufacturer.  Mr. Ford has over 30 years of management experience with Roseburg Forest Products.

     David B.  Frohnmayer,  age 60, has served as a Director  since 1996.  Mr.
Frohnmayer  is the President of the  University  of Oregon in Eugene,  and has
served in that capacity since 1994. He is the former Dean of the University of
Oregon School of Law and former State of Oregon Attorney General.

     William A. Haden, age 52, serves as Director and Executive Vice President of the Company and  President and Chief  Executive  Officer of Umpqua Bank. He
served as President and Chief Executive Officer of VRB and Valley of the Rogue
Bank from  January  1996 until the merger and,  prior to that time,  served as
President of Family Bank of Commerce.

     Lynn K. Herbert, age 49, has served as a Director since 1993. Mr. Herbert is Manager of Herbert Lumber Company in Riddle, Oregon, and has served in that capacity since 1988.  Mr.  Herbert has over 20 years of management  experience with Herbert  Lumber  Company.  Mr.  Herbert is the son of Milton  Herbert,  a
significant shareholder and one of the founders of Umpqua Bank.

     Larry L. Parducci, age 56, has served as a Director since the merger with
VRB Bancorp. Mr. Parducci is the owner/operator of Holiday RV Park in Phoenix,
Oregon, and serves as mayor for the city of Phoenix.

     Executive Officers

     The age,  business  experience,  and position of our  executive  officers other than  Raymond P.  Davis,  President  and Chief  Executive  Officer,  and
William A. Haden,  Executive Vice President and President and Chief  Executive
Officer of Umpqua  Bank,  about whom  information  is  provided  above,  is as follows:

     Daniel A. Sullivan,  age 49, serves as Executive Vice President and Chief
Financial  Officer of the Company.  He has served as Senior Vice President and
Chief  Financial  Officer of Umpqua Bank since 1997.  Prior to that time,  Mr.
Sullivan  served as Vice  President of Finance for  Instromedix  of Hillsboro,
Oregon (1997) and has also worked as Senior Vice  President and Controller for
US Bancorp in Portland, Oregon (1983 to 1996).

     Key Management Personnel

     Brad  Copeland,  age 52,  serves as Executive  Vice  President  and Chief
Credit Officer of Umpqua Bank. Mr. Copeland served as Executive Vice President and Credit Administrator of VRB and Valley of the Rogue Bank from January 1998 to the  closing  of the  Merger.  He joined  Valley of the Rogue Bank in 1996.
Prior to joining  Valley of the Rogue Bank, he served as Senior Vice President and Senior Credit Officer for Bank of America Alaska (1987 to 1996).

     Steven A. May, age 47, serves as Executive Vice President/Retail  Banking of Umpqua Bank, a position he has held since 1994. Prior to that time, Mr. May served as Vice  President  and District  Manager of the US Bank of Oregon from
1988 to 1994, as the administrator of a group of four retail branches.

     Jan Jansen,  age 54,  serves as President of Strand  Atkinson  Williams &
York,  Inc. He has been with Strand  Atkinson since November 1994,  previously worked  for US  Bancorp  Securities,  and has  extensive  experience  in asset management and retail-oriented investment services.

     Meetings and Committees of the Board of Directors

     The Board of Directors  met thirteen  times  during 2000,  including  one special meeting and twelve regular  meetings.  Except as described below, each director  attended at least 75 percent of those meetings,  as well as meetings of committees on which such director served.

     Messrs.  Haden, Coleman,  Parducci,  Dunkin, and Donovan became directors with the closing of the merger  with VRB Bancorp on December 1, 2000.  Each of the five new  directors  attended the  December  2000  regular  meeting.  Neil
Hummel,  Harold Ball, and Frances Jean Phelps resigned as directors  effective with the  closing  of the  merger.  Messrs.  Hummel  and  Ball and Ms.  Phelps attended at least 75 percent of the  meetings  held prior to their  respective resignations,  as well as  meetings  of  committees  on which  such  directors served.

     The Board of Directors has a standing Audit Committee that meets with our independent  auditors  to plan for and review the annual  audit  reports.  The audit committee meets quarterly and is responsible for overseeing the internal controls of the company and the financial reporting process.The members of the audit committee are Messrs.  Parducci (Chairman),  Donovan, Doan, and Herbert.
Each member of the audit committee is independent,  as independence is defined under Rule 4200(a)(15) of the listing standards of the National Association of
Securities  Dealers.  The Board has adopted an audit committee charter, a copy of  which is  attached  as  Appendix  A to this  proxy  statement.  The  audit committee  charter  provides that employees of the company are not eligible to serve on the audit  committee.  The charter further provides that at least one member shall have had past  employment  experience  in finance or  accounting, requisite  professional  certification in accounting,  or any other comparable
experience  or  background  which  results  in  the   individual's   financial
sophistication,  including  being or having  been a chief  executive  officer, chief  financial  officer or other  senior  officer with  financial  oversight responsibilities.  The Board believes that each of the current  members of the audit committee has employment  experience that provides them with appropriate financial sophistication to serve on the audit committee.

     The Budget and Compensation  Committee reviews and oversees our budgeting process,  and  compensation  strategies.  On a quarterly basis, the results of their meetings are reviewed with the entire Board of Directors.  The committee consists of Directors Doan (Chairperson), Coleman, Dunkin, Chambers, Davis and
Haden.

     The Loan and Investment  Committee  approves  certain loans,  reviews the adequacy of our allowance for loan losses, maintains an appropriate balance in the interest  rate  sensitivity  of our loan and  investment  portfolios,  and determines the liquidity,  type and term of investment securities we purchase.
The committee consists of Directors Coleman (Chairperson),  Herbert, Chambers,
Haden, Parducci and Davis.

     The Strategic Positioning  Committee,  consisting of directors Frohnmayer
(Chairperson),  Dunkin, Donovan, Davis and Haden is responsible for the review and  oversight  of  strategic  planning,  and the  review  of  technology  and expansion strategies.

     Director Compensation

     Each  non-employee  director received a fee of $2,250 per quarter for the first two quarters of 2000. The Chairman  received  $2,750 per quarter for the first two quarters. Each non-employee director received $2,750 per quarter for the third and fourth quarters and the Chairman received $3,250 per quarter for the third and fourth  quarters.  These amounts are payable in shares of Umpqua
Holdings  Corporation stock.  Shares of Umpqua Holdings  Corporation stock are purchased  quarterly  by Ragen  MacKenzie  brokerage  firm for each  director.

Former directors Ball,  Hummel, and Phelps received a fee for each of the four quarters and new  directors  Haden,  Dunkin,  Coleman,  Donovan,  and Parducci received a pro-rated  fee of $917 for the fourth  quarter.  Messrs.  Davis and
Haden did not receive  additional  compensation for their service on the Board or any of its Committees.

     As directors of VRB Bancorp, John Dunkin and Michael Donovan received VRB
Bancorp stock options.  With the closing of the Merger,  the options converted into  options  to  purchase  Umpqua  common  stock.  Mr.  Dunkin  has  options exercisable  into  22,431  shares of Umpqua  common  stock.  Mr.  Donovan  has exercisable  options to purchase  3,615  shares of Umpqua  common  stock.  Mr.
Donovan  exercised  options to purchase 1,827 shares in February 2001.  Umpqua did not grant stock options to its directors in 2000.

     Executive Compensation

     The  following  table sets forth all  compensation  paid  during the last three calendar years to the Chief  Executive  Officer and the other  Executive
Officers of the Company for the past three years. The  compensation  shown for
William Haden for the years 1998 through 2000 is  compensation  paid to him in
1998 and 1999, and for the first eleven months of 2000, by VRB Bancorp. During that time Mr. Haden served as President and CEO of VRB Bancorp.

                                                       Other
                                                       Annual         All
                                                Bonus  Compensation   Other
Name and Principal Position    Year  Salary     (1)    (2)         Compensation
-------------------------------------------------------------------------------
Raymond P. Davis               2000  $196,667  $71,400   $10,692     $21,755 (3)
  President and
  Chief Executive Officer      1999   179,792   55,500     8,520      12,000 (4)
  Umpqua Holdings Corporation  1998   166,500   51,750     7,750      16,549 (4)

William A. Haden               2000  $112,275 $260,081(5) $3,900     $18,050 (5)
  President and
  Chief Executive Officer      1999   105,000   78,750       --       19,692 (5)
  Umpqua Bank                  1998   105,000   80,370       --       17,050 (5)

Daniel A. Sullivan             2000  $120,642  $30,360    $7,662     $12,465 (4)
  Executive Vice President     1999   106,325   23,000     6,934      15,468 (4)
and Chief Financial Officer    1998    97,923   20,900     4,486         --

--------------
(1)  Includes  bonuses paid,  or to be paid,  during the  subsequent  year but attributable to the year indicated.

(2)  Perquisites  and other  personal  benefits,  if any,  did not  exceed the lesser of  $50,000  or 10% of the total  annual  salary and bonus for the named executive officer for any of the periods indicated. The Company has
     not  paid  any   long-term   compensation;   therefore,   the   long-term
     compensation columns have been omitted from the above table.

(3)  Includes  $7,594  contributed  to a SERP and the  balance  consists  of a contribution to the employees' 401(k) plan for Mr. Davis's benefit.

(4)  Consists of  contributions  to the employees'  401(k) Plan for Mr. Davis'
     and Mr. Sullivan's benefit.

(5)  Includes  $187,893  paid by VRB  Bancorp  with the  closing of the Merger pursuant  to  change-in-control  provisions  in  Mr.  Haden's  employment agreement with VRB. Includes life insurance premiums of $1,050 paid prior to the merger for  $350,000  face  amount  insurance  above  VRB's  group insurance plan and the balance is VRB's  contribution prior to the merger to match  employee's  salary deferral under the VRB 401(k) Profit Sharing
     Plan.

Executive Compensation Plans and Agreements

     Employment and Change of Control Agreements.

     We have entered into special agreements with certain executive  officers.
These agreements are intended to motivate the executives to remain employed by
us. We have entered  into an  agreement  expiring in July 2003 with Raymond P.
Davis that  provides  for his  employment  as  President  and Chief  Executive
Officer and further  provides for a payment of an amount equal to nine months'
base salary,  plus any pro-rated executive incentive bonus if we terminate his employment  for any  reason  other than  "cause."  In  addition,  we agreed to provide  medical  benefits to Mr.  Davis for the maximum  time allowed by law.
Should Mr. Davis' employment terminate as a result of a change in control, the agreement  provides for payment of an amount equal to two times the average of the total annual compensation  (including incentive bonuses) paid to Mr. Davis during the last two full calendar years of employment. We have entered into an agreement  with  Daniel  A.  Sullivan  that  provides  for his  employment  as
Executive Vice President and Chief Financial Officer expiring in November 2003 on the same terms.

Stock Option Plan

     We  have  a  non-qualified   stock  option  plan  that  was  approved  by
shareholders in 1995. The 1995 plan reserved  1,150,000 shares of common stock for grants to key  employees.  No further  grants  will be made under the 1995
Plan.

     We have an  incentive  stock option and  non-qualified  stock option plan that was  approved by  shareholders  during  2000.  The 2000 Plan  reserves an aggregate of 1,000,000 shares of common stock for grants to key employees. The
Board of  Directors  designates  those key  employees  who are  eligible.  The maximum  number of shares  which may be issued at any given time is limited to
10% of the shares  outstanding at the time the options are granted,  excluding shares issued pursuant to the plan.  Options granted under the plan may have a term not  exceeding 10 years from the date of grant and the exercise  price of the options will not be less than the fair market value of the common stock on the date of grant.

     The  purpose  of the  plan  is to  provide  additional  incentive  to key employees  to  enhance  shareholder  value by giving  them an  opportunity  to participate  in the  increase  of such value and gain an  ownership  interest.
Vesting of such options occurs annually based on our financial performance for each  fiscal  year  measured  by the return on equity and return on gross book value.  If such  performance  standards  are not met,  the options vest on the sixth anniversary of the date of grant.

     During  2000,  options for 75,166  shares of common  stock were issued to employees under the 1995 Stock Option Plan and none were issued under the 2000
Stock Option Plan.

                                      Options Granted in Last Fiscal Year
                   -------------------------------------------------------------
                                                            Potential Realizable
                                                            Value at Assumed
                                                            Annual Rates of Stock
                                                            Price Appreciation
                                Individual Grants           for Option Term (1)
                  ----------------------------------------   ------------------

                  Number of   Percentage
                  Securities  of Total
                  Underlying  Options
                  Options     Granted     Exercise
                  Granted     to          Price
                              Employees  (Dollars    Expiration
                              in Fiscal   per Share) Date
                              Year                             5%($)   10%($)
                  ----------  ---------- ----------  --------  ------- ---------

Raymond P. Davis         -         -         -         -           -         -
William A. Haden         -         -         -         -           -         -
Daniel A. Sullivan   15,000      20%     $8.375      May      $89,236  $232,798
                                                     2011
---------------
(1)  The potential  realizable  value of the options  granted is calculated by multiplying  the difference  between the exercise price of the option and the market value per share of the underlying stock (assuming a 5% or 10%, as the case may be,  compounded  annual  increase of the stock price from the date of grant to the final expiration of the option) by the number of shares underlying the options granted.

Aggregate Option Exercises Last Fiscal Year and Fiscal Year-End Option Values (1)
---------------------------------------------------------------------------------
                                         Number of Securities     Value of Unexercised
                                         Underlying Unexercised   In-the-Money Options at FY-End
                                         Options at FY-End (#)    ($) (2)
                                         ---------------------    ----------------------------
                 Shares
                 Acquired on   Value     Exercis-  Unexercis-     Exercis-    Unexercis-
                 Exercise (#)  Realized  able      able           able        able
                 ------------  --------  -------- --------        --------    --------
Raymond P. Davis      25,000   $116,985  271,425  10,000          $1,343,422        -
William A. Haden          -          -    39,311  26,207          $  113,273   $75,516
Daniel A. Sullivan        -          -    28,250  51,750                  -    $ 1,875

        -------------------------

(1)  All  share  amounts  have  been  adjusted  to  reflect  subsequent  stock dividends and stock splits through March 20, 2001.

(2)  On December 31, 2000, the market price of the Company's  Common Stock was
     $8.50 per share.  For purposes of the foregoing  table, all stock options issued to Mr.  Sullivan and Mr. Davis before 1998 have an exercise  price less than that amount and are therefore  considered to be  "in-the-money"
     and have a value equal to the  difference  between $8.50 and the exercise price of the stock option,  multiplied by the number of shares covered by the stock option.  All stock options issued in 1998 and 1999 to Mr. Davis and Mr. Sullivan were issued with exercise prices exceeding $8.50 and are therefore not "in-the-money" at fiscal year end. All stock options issued to Mr.  Sullivan in 2000 have an  exercise  price less than $8.50 and are therefore  considered to be "in-the-money"  and have a value equal to the difference  between  $8.50 and the  exercise  price of the stock  option, multiplied  by the  number of shares  covered  by the stock  option.  Mr.
     Haden's  options  were  issued by VRB  Bancorp  in 1995 and 1997 and such options  were  converted  into  Umpqua  options  with the  closing of the merger.  Mr.  Haden's 1995 options have an exercise price less than $8.50 per share and are therefore  considered to be  "in-the-money"  and have a value equal to the difference between $8.50 and the exercise price of the stock  option,  multiplied  by the number of shares  covered by the stock option.  Mr. Haden's 1997 options have an exercise price  exceeding $8.50 and are therefore not "in-the-money" at fiscal year end.

Transactions with Directors and Officers

     Some of the  directors  and  officers  and  members  of  their  immediate families and firms and  corporations  with which they are associated have been parties to transactions with Umpqua Bank, including borrowings and investments in time  deposits.  All such loans and  investments in time deposits have been made in the ordinary course of business,  have been made on substantially  the same terms,  including interest rates paid or charged and collateral required, as those prevailing at the time for comparable  transactions with unaffiliated persons,  and did not  involve  more than the  normal  risk of  collection  or present other  unfavorable  features.  As of December 31, 2000,  the aggregate outstanding amount of all loans to executive  officers,  directors,  principal shareholders and their associated and affiliated  companies was  approximately
$5,464,586 which represented 7.57% of the consolidated shareholders' equity at that date. All such loans are currently in good standing and are being paid in accordance with their terms.

                COMPLIANCE WITH SECTION 16 FILING REQUIREMENTS

     With the public offering in April 1998, Umpqua Bank became subject to the
reporting   requirements  of  the  Securities  Exchange  Act  of  1934.  As  a
state-chartered bank, Umpqua Bank filed its periodic reports,  proxy material, and other  information  with the FDIC.  Upon completion of the holding company formation  and  reorganization  in March  1999,  Umpqua  Holdings  Corporation
assumed the  obligations of Umpqua Bank,  and now files its periodic  reports, proxy  material,  and  other  information  with the  Securities  and  Exchange
Commission (SEC).

     Section  16 of the  Securities  Exchange  Act of 1934  requires  that all executive  officers,  directors and persons who  beneficially own more than 10 percent  of the  common  stock  file an  initial  report  of their  beneficial ownership  of  common  stock  and to  periodically  report  changes  in  their ownership.  The  reports  must  be  made  with  the  Securities  and  Exchange
Commission with a copy sent to us.

     Based solely upon our review of the copies of the Section 16 filings that we  received  with  respect to the fiscal year ended  December  31,  2000,  we believe that all reporting  persons made all required  Section 16 filings with respect to such fiscal year on a timely basis.

                            STOCK PERFORMANCE GRAPH

     The chart,  shown  below,  compares the yearly  percentage  change in the cumulative  shareholder return on Umpqua Holdings  Corporation's  common stock during the ten fiscal years ended December 31, 2000, with (i) the Total Return
Index for The Nasdaq Stock Market (U.S.  Companies)  as reported by the Center for Research in Securities  Prices, and (ii) the Total Return Index for Nasdaq
Bank Stocks as reported by the Center for Research in Securities Prices.  This
comparison  assumes  $100.00  was  invested on December  31,  1990,  in Umpqua
Holdings  Corporation's  common stock, and the comparison indices, and assumes the reinvestment of all cash dividends prior to any tax effect,  and retention of all stock  dividends.  Prior to April  1998,  Umpqua  Holdings  Corporation
common stock was not quoted on Nasdaq.  Prior to its listing on Nasdaq trading activity was limited.  For purposes of computing  return  information  for the periods being  compared,  the chart is based on price  information  for trades that were reported to Umpqua Holdings  Corporation  prior to April 1998. Price information  from April 1998 to December 31,  2000,  was obtained by using the
Nasdaq quote as of that date.

            12/31/90 12/31/91 12/31/92 12/31/93 12/31/94 12/31/95 12/31/96  12/31/97   12/31/98   12/31/99   12/31/00
            -------- -------- -------- -------- -------- -------- --------  --------   --------   --------   --------
Umpqua      $100.00  $118.94  $154.69   $245.92  $301.08 $433.12   $606.35  $1,159.44  $1,150.86  $1,110.23  $1,038.60
Holdings
Corporation
(UMPQ)

Nasdaq Bank $100.00  $163.96  $238.65   $272.29  $271.30 $404.24   $533.73  $  893.60  $  887.85  $  853.49  $  974.54
Stocks

Nasdaq U.S. $100.00  $160.34  $186.67   $214.24  $209.52 $296.12   $364.34  $  446.23  $  629.29  $1,169.45  $  703.64

S&P
500         $100.00  $130.69  $140.73   $154.46  $156.60 $215.46   $265.40  $  354.12  $  456.93  $  553.38  $  504.07

                  SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

     The  following  table sets forth the shares of common stock  beneficially owned as of February  28,  2001,  by each  director  and each named  executive officer,  the directors  and  executive  officers as a group and those persons known to beneficially own more than 5% of our common stock:

                                                  Number of Shares
                                                    Beneficially
Name and Position                                    Owned (1)     Percentage of
                                                                   Class
----------------------------------------------------------------   -------------

Lynn K. Herbert, Director                           550,050  (3)       3.82%
Raymond P. Davis, Director, President/CEO           321,315  (4)       2.19%
Allyn C. Ford, Chairman                             146,106  (5)       1.02%
James D. Coleman, Director                          105,763              *
William A. Haden, Director, EVP,                     60,197  (6)         *
     President/CEO of Umpqua Bank
John O. Dunkin, Director                             43,843  (7)         *
Daniel A. Sullivan,  EVP/Chief Financial Officer     41,026  (8)         *
Larry L. Parducci, Director                          27,528              *
Ronald O. Doan, Director                              8,069  (2)         *
Scott Chambers, Director                              6,962              *
David B. Frohnmayer, Director                         6,041  (2)         *
Michael Donovan, Director                             5,654  (9)         *
All directors and executive officers as a group
  (12 persons)                                    1,322,554  (2,10)   8.96%
Milton Herbert, Shareholder, Canyonville, OR        937,007  (2)      6.51%

-----------------
* Less than 1.0%.

(1)  Shares  held  directly  with sole  voting and  investment  power,  unless otherwise  indicated,  and shares held in the Dividend  Reinvestment Plan have been rounded down to the nearest whole share.

(2)  Includes shares held with or by his spouse.

(3)  Includes  shares held  jointly with his spouse.  Includes  shares held as custodian for minor children.

(4)  Includes  shares held  jointly  with or by his spouse.  Includes  271,425 shares covered by options exercisable within 60 days.

(5)  Includes 124,786 shares held as Agent for Ford Family Investment Pool.

(6)  Includes 39,311 shares covered by options exercisable within 60 days.

(7)  Includes 22,341 shares covered by options exercisable within 60 days.

(8)  Includes 37,000 shares covered by options exercisable within 60 days.

(9)  Includes 3,615 shares covered by options exercisable within 60 days.

(10) Includes 373,782 shares covered by options exercisable within 60 days.

                REPORT OF THE BUDGET AND COMPENSATION COMMITTEE

                           ON EXECUTIVE COMPENSATION

     The Budget and Compensation Committee is responsible for establishing and administering our executive compensation program.

Compensation Philosophy and Objectives

     The  philosophy  underlying the  development  and  administration  of our compensation  plan is the alignment of the  interests of executive  management with those of the shareholders. Key elements of this philosophy are:

o    Set  base  compensation  at a  level  to  attract  and  retain  competent executives.

o    Establish incentive  compensation plans that deliver bonuses based on the financial performance of the company.

o    Provide significant equity based incentives for executives to ensure they are  motivated  over the long term to respond to the  company's  business challenges and opportunities, as owners rather than just employees.

Incentive Plan for Senior Management

     Our Incentive  Plan provides for a performance  incentive  payable to the
President/CEO  at  least  annually.  Payment  is  targeted  to be  30%  of the
President/CEO's  year-end rate of base pay for the year in question if we meet or exceed our projected  financial goals for the preceding year. The amount of bonuses (which can exceed the target) is solely at the discretion of the Board of  Directors.  Distribution  normally  occurs during the first quarter of the following year.

     The plan for other key  executives is payable at least  annually,  and is targeted  at 20% of the  Executive's  base pay for the year.  Payment  of such performance  bonus is contingent upon both our performance and the executive's personal performance during the year.  Distribution normally occurs during the first quarter of the following year.

Stock Option Plan

     The 2000 Stock  Option Plan is the vehicle by which  executives  can earn additional  compensation  depending on our financial  performance.  Grants are made at the  discretion  of the Board of Directors  and awarded to  individual executives,  thereby providing additional incentive for executives to increase shareholder value.  Executives receive value from these options when our stock appreciates  over the long term. The Company  previously made grants under the
1995 Stock Option Plan.

Submitted by the Budget and Compensation Committee Members:

         Ronald Doan (Chairperson)
         James Coleman
         John Dunkin
         Scott Chambers
         William Haden
         Raymond Davis

                            AUDIT COMMITTEE REPORT

     The audit  committee  serves a vital  function in overseeing the internal controls  of the  company  and the  financial  reporting  process,  as well as ensuring that the audits of the company's affairs are being conducted. Each of the members of the committee satisfies the definition of independent  director as established by the Nasdaq  National Market listing  standards.  In carrying out its duties, the audit committee:

o    Reviews  and  discusses  with  management  the  scope of  external  audit activities and the audited financial statements of the company.

o    Discusses with the company's independent auditors matters relating to the
     Statement on Auditing Standards No. 61.

o    Receives  disclosures  from and discusses with the company's  independent auditors,  the auditor's  independence in light of Independence Standards
     Board Standard No. 1.

o    Makes  a  recommendation  to  the  Board  of  Directors,   based  on  the
     committee's   review  of  the  audited   financial   statements  and  its
     discussions with the company's  independent  auditors,  as to whether the audited  financial  statements should be included in the company's annual report filed with the Securities and Exchange Commission on Form 10-K.

     The audit  committee  has  reviewed and  discussed  with  management  the
audited  financial   statements,   and  has  discussed  with  the  company'  s
independent  auditors  the  matters  required  to be  discussed  by SAS 61. In addition,  the audit committee has received  written  disclosures and a letter from the company's  independent auditor as required by ISB Standard No. 1, and
has   discussed   with  the  company's   independent   auditor  the  auditor's
independence.

     Based on the foregoing reviews,  discussions,  and disclosures, the audit committee has recommended the inclusion of the audited financial statements in the annual report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee Members:

         Larry Parducci (Chair)
         Michael Donovan
         Ronald Doan
         Lynn Herbert

Agenda Item  2.  Other Business

     The Board knows of no other matters to be brought before the shareholders at the meeting.  In the event other  matters are  presented  for a vote at the meeting,  the proxy holders will vote shares  represented by properly executed proxies at their discretion in accordance with their judgment on such matters.

     At the meeting,  management will report on our business and  shareholders will have the opportunity to ask questions.

                   PROXIES AND VOTING AT THE ANNUAL MEETING

     Each copy of this proxy  statement sent to shareholders is accompanied by a proxy solicited by the Board of Directors for use at the 2001 annual meeting of shareholders and any adjournments thereof. Only holders of record of common stock at the close of business on March 23,  2001,  are entitled to notice of, and to vote  at,  the  meeting.  Shareholders  will  vote on the  election  of directors  and consider  such other  matters as may  properly  come before the meeting.  Shares represented by properly executed proxies will be voted at the meeting in accordance  with the  instructions on the proxy. If no instructions are  given,  the  shares  represented  thereby  will be  voted in favor of the persons  nominated by the Board to serve as directors and in the discretion of the proxy holders on such other matters that may be considered at the meeting.
Ballots and proxies will be counted by employees appointed by management.

     Execution of a proxy will not in any way affect a shareholder's  right to attend the  meeting  and vote.  A proxy may be revoked by the  shareholder  of record prior to its exercise at the meeting by presentation of a proxy bearing a later date or by submitting a written  revocation  to Julie Ryan,  Corporate
Secretary,  at 445 S.E. Main St., Roseburg,  Oregon, before the meeting, or by oral request or  submission of such an instrument of revocation at the meeting if the  shareholder is present.  However,  a shareholder  who attends need not revoke  his or her proxy and vote in person  unless he or she wishes to do so.
Attendance at the meeting will not, of itself, revoke a proxy.

     If your shares are held in street name, you must give voting instructions to the  nominee  holder.  If your  shares  are held in street  name,  you must contact the  nominee  holder of the shares to revoke a proxy or to change your vote.  You will not be able to vote or revoke a proxy at the  meeting  if your shares are held in street name.

     Shareholders  are requested to complete,  date, and sign the accompanying proxy  and  return  it  promptly  in the  envelope  provided  even if they are planning to attend the meeting.

     Our  authorized  capital stock  consists of  20,000,000  shares of common stock, no par value,  and 2,000,000 shares of preferred stock. As of March 15,
2001, there were 14,393,383  shares of common stock issued and outstanding and entitled to vote at the meeting,  held by approximately  1,016 shareholders of record,  and no  shares of  preferred  stock  issued  and  outstanding.  As of
February 28, 2001 directors,  executive officers, and principal  shareholders, together with their affiliates,  had beneficial ownership of 1,322,554 shares, of which 948,772 shares are entitled to vote.

     A majority of the outstanding  shares of common stock must be represented at the  meeting,  in  person  or by  proxy,  to  constitute  a quorum  for the transaction of business. Shares that are not represented in person or by proxy may not be  counted  toward a quorum  or in favor of any  proposition.  Shares represented  at the meeting,  in person or by proxy,  will be counted toward a quorum, and thereafter,  an abstention from a given matter will not affect the presence  of the  shares  as to  determination  of a  quorum.  Other  than the election of directors, any action to be taken by the shareholders must receive the affirmative vote of the majority of shares represented at the meeting.  An abstention  from approval of any matter will not be counted as a vote in favor of that matter and,  except in the election of  directors,  will thus have the effect of a vote  against  that  matter.  An  abstention  with  respect to the election  of  directors  will  have no  effect  as a vote for or  against  any nominee,  because the  directors are elected by a plurality of the votes cast;
nominees  receiving the most votes will be elected.  Each share is entitled to one  vote.  Shareholders  do not  have  the  right  to  accumulate  votes  for directors.

                     INFORMATION AVAILABLE TO SHAREHOLDERS

     Our  annual  report is being  mailed  to  shareholders  with  this  proxy statement.  Additional  copies of the Annual  Report may be  obtained  without charge by writing to Investor Relations, Umpqua Holdings Corporation, 445 S.E.
Main St.,  Roseburg,  Oregon 97470.  Umpqua Bank was required to file periodic reports  and  other  information  with the  FDIC  pursuant  to the  Securities
Exchange Act of 1934 and the rules  thereunder.  The reporting  obligations of
Umpqua Bank became our obligations with the  reorganization  of Umpqua Bank as our subsidiary, in March 1999. Our reports are filed with the SEC.

     Copies of the public portions of reports to the FDIC may be inspected and copied at the office of the FDIC, 550 17th St. N.W., Washington,  D.C. Certain
financial  information  filed  by  Umpqua  Bank  with  the  FDIC is  available electronically at the FDIC's internet web site at www.fdic.gov.

     Copies of the public  portions of reports to the SEC may be inspected and copied at the headquarters of the SEC, 450 Fifth Street, NW, Washington,  D.C.
20549.  Certain information is available  electronically at the SEC's internet web site at www.sec.gov.

                        INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche, independent Certified Public Accountants,  audited the  consolidated  financial  statements  of the  Company  for the year  ended
December 31, 2000. Representatives of Deloitte & Touche are expected to be present  at the  annual  meeting,  will be  given  the  opportunity  to make a statement, and will be available to respond to any appropriate questions.

     On April 5, 2000, the Audit  Committee  recommended and approved a change in the Company's  independent  accountants  for the fiscal year ended December
31,  2000,  from KPMG LLP to Deloitte  &  Touche.  The Board of  Directors
approved  the  decision  to  change  accountants.  KPMG  LLP's  report  on the financial statements for the years ended December 31, 1999 and 1998, contained no adverse opinion or disclaimer of opinion, nor was any such report qualified as to uncertainty,  audit scope, or accounting  principles.  During the fiscal years ended  December 31, 1999 and 1998, and during the interim period between
January 1, 2000, and April 5, 2000, there were no disagreements  with KPMG LLP on any matter of  accounting  principles  or  practices,  financial  statement disclosure,  or  auditing  scope or  procedure,  which  disagreements,  if not resolved  to the  satisfaction  of KPMG LLP,  would  have  caused it to make a reference to the subject matter of the  disagreements  in connection  with its reports.  The Form 8-K reporting the change in accountants  filed on April 10,
2000, is incorporated herein by reference.

Audit Fees

     Deloitte & Touche billed us aggregate fees of approximately  $100,000 for  professional  services  rendered  for the audit of our  annual  financial statements  and for the reviews of the  financial  statements  included in our
Forms 10-Q for the fiscal year ended December 31, 2000.

Financial Information Systems Design and Implementation Fees

     Deloitte &  Touche did not perform any financial  information  system design or implementation work for us during the fiscal year ended December 31,
2001.

All Other Fees

     Deloitte  &  Touche billed us aggregate fees of $43,000 for all other professional services rendered for the fiscal year ended December 31, 2000.

     Our Audit  Committee  considered  whether,  and has determined  that, the provision of these other professional  services is compatible with maintaining the independent auditor's independence.

                           PROPOSALS OF SHAREHOLDERS

     Any shareholder who wishes to submit a proposal for  consideration at the
Bank's next annual meeting must submit the proposal no later than November 19,
2001.

                                  APPENDIX A

                          UMPQUA HOLDINGS CORPORATION

                                  CHARTER OF
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Membership

     As  permitted  by the Bylaws of the  Company,  the Board of  Directors of
Umpqua Holdings  Corporation has elected to select a committee of the Board of
Directors to be called the "Umpqua Holdings  Corporation Audit Committee." The
Audit  Committee  will consist of not less than three  members of the Board of
Directors, one of whom will be designated to serve as Chairperson.  Members of the Audit  Committee may be appointed  from time to time by the Board and will be appointed or re-appointed at its first meeting following the Annual Meeting of the Shareholders of the Company.  Members of the Audit Committee will serve a similar function for each of the Company's subsidiary  companies.  No member of this  Committee may be an employee of the Company or its  subsidiaries.  At least one  member  shall  have had past  employment  experience  in finance or accounting,  requisite professional  certification in accounting, or any other
comparable   experience  or  background  which  results  in  the  individual's financial  sophistication,  including  being or having been a chief  executive officer,  chief  financial  officer or other  senior  officer  with  financial oversight responsibilities.

Meetings

     The Audit Committee will meet at such times as the Committee  Chairperson shall determine or any Committee member may reasonably request. Minutes of the
Audit  Committee  shall be prepared and a copy  provided to all members of the
Committee,  the Board of Directors  and the  Secretary of the Company and such subsidiaries for whom the Audit Committee may be performing its services.

Purpose

     The Audit  Committee is appointed by the Board of Directors to assist the
Board in fulfilling  its  oversight  responsibilities.  The Audit  Committee's primary duties and responsibilities are to:

o    Monitor the integrity of the Company's  financial  reporting  process and systems of internal controls  regarding  finance,  accounting,  and legal compliance.

o    Monitor the  independence  and  performance of the Company's  independent auditors and internal auditors.

o    Provide  an  avenue of  communication  among  the  independent  auditors, management, the internal auditors and the Board of Directors.

Access to Audit Committee Members

     As the Audit Committee serves a vital function in ensuring that the books and records of the Company and its subsidiary companies accurately reflect its condition and operations,  auditors of the Company, as well as any employee of the  Company  or its  subsidiaries,  shall  have  direct  access  to the Audit
Committee to discuss the results of any examination,  the adequacy of internal accounting controls and the integrity of the financial reports.

Selection of Independent Accountants

     Management of the Company may, from time to time, recommend the selection of  independent  auditors  to  conduct  an  audit of the  Company's  financial statements.  The Audit  Committee  will  consider the  selection and provide a recommendation  to the full Board of Directors  as to the formal  approval and engagement of the Company's independent auditors.

Regulatory Examinations

     The Audit  Committee will review all regulatory  examinations  of federal and state banking  regulatory  agencies for the Company and its  subsidiaries, including management's response to such examinations.

Audit Review

     The Audit Committee will meet periodically with management, the Company's internal audit staff and representatives of the Company's independent auditors to  ensure  that  appropriate  audits  of  the  Company's  affairs  are  being conducted. The Audit Committee will review with management and staff any audit plans  submitted to the Company and the  recommendations  contained in and the appropriate  response  to any  Management  Letter or Letter of  Recommendation
issued  by the  Company's  independent  accountants  as a result  of any audit conducted.

     Further, for fiscal year 2000 and forward, the Audit Committee shall:

o    Review and discuss  with  management  the scope of internal  and external audit activities and the audited financial statements of the Company.

o    Discuss with the Company's  auditors matters relating to the Statement on
     Auditing Standard No. 61.

o    Secure  disclosures  from and discuss with the  Company's  auditors,  the auditor's  independence in light of Independence Standards Board Standard
     No. 1.

o    Issue a  statement  to the Board of  Directors  whether,  based  upon the review and discussions  identified  above, the committee  recommends that the audited financial statements be included in the Company Annual Report filed with the SEC on Form 10-K.

o    Submit a report as required by Item 306 of  Regulation  S-K for inclusion
     in  the  Company's   Proxy   Statement  in  connection  with  its  annual
     shareholders meeting.

o    Review and  reassess  the  adequacy  of this  Charter at least  annually.
     Submit the Charter to the Board of  Directors  for  approval and have the document  published  at least every three  years in  accordance  with SEC regulations.

Reports to the Full Board of Directors

     The Chairperson  shall report to the full Board of Directors a summary of the Audit Committee's activities and may submit or refer to the full Board any matter which the  Committee  believes  warrants the  attention of the Board of
Directors.